UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Tiptree Inc. (“Tiptree”), entered into a Purchase Agreement, dated as of October 31, 2025 (the “Purchase Agreement”) by and among Carrington Holding Company, LLC, as buyer (the “Buyer”), Tiptree and Reliance Holdings LLC (“Holdings”), a wholly owned subsidiary of Tiptree, as sellers (the “Sellers”) and Reliance First Capital, LLC, a wholly owned subsidiary of Holdings (“Reliance”).

Pursuant to the Purchase Agreement, the Buyer will acquire from the Sellers, pursuant to the terms of the Purchase Agreement, all of the issued and outstanding membership interests of Reliance for an amount equal, in U.S. dollars, to the sum of (a) the product of (i) the Tangible Book Value (as defined in the Purchase Agreement) of Reliance as of the closing of the Transaction and (ii) 93.50%; less (b) Transaction Expenses (as defined in the Purchase Agreement); less (c) Unpaid Taxes (as defined in the Purchase Agreement); less (d) the Specified Tax Liability (as defined in the Purchase Agreement); plus (e) the Specified Cash Amount (as defined in the Purchase Agreement) and the Cash Contribution At Closing Amount (as defined in the Purchase Agreement) (collectively, the “Transaction”). At the closing of the Transaction, Buyer will pay, or cause to be paid, to the Sellers the Estimated Cash Payment (as defined in the Purchase Agreement), less an amount equal to the sum of (x) the Purchase Price Adjustment Holdback Amount (as defined in the Purchase Agreement) and (y) the Specified Tax Holdback Amount (as defined in the Purchase Agreement).

Closing of the Transaction is subject to customary conditions, including without limitation: (i) receipt of required regulatory approvals; and (ii) the absence of any action by any governmental authority seeking to prohibit the consummation of the Transaction. Moreover, each of Sellers’ and the Buyer’s obligation to consummate the Transaction is subject to certain other conditions, including without limitation: (x) the accuracy of the other parties’ representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers), (y) the other parties’ compliance with its covenants and agreements contained in the Purchase Agreement in all material respects and (z) the delivery of certain deliverables enumerated in Article VI of the Purchase Agreement.

The parties have made customary representations and warranties and covenants to each other in the Purchase Agreement. While the representations and warranties do not survive the closing of the Transaction, the Fundamental Representations (as defined in the Purchase Agreement) other than the Tax Representations (as defined in the Purchase Agreement) will survive for a period of six years following the closing date of the Transaction. The Tax Representations will survive the closing of the Transaction until until the date of the expiration of the applicable statute of limitation (as extended) plus ninety (90) days. The parties have also agreed to mutually indemnify each other for breaches of Fundamental Representations and covenants, and in the case of Sellers, to indemnify Buyer for breaches of the Tax Representations, in each case, subject to certain limitations set forth in the Purchase Agreement.

The Purchase Agreement contains certain termination rights for the Buyer and Sellers, including but not limited to, the election of either Buyer or Sellers to terminate the Purchase Agreement if the Transaction fails to close on or before April 30, 2026 (the “Outside Date”), provided that either Buyer or Sellers may extend the Outside Date for an additional 30 days if the only conditions to closing that have not been satisfied or waived related to the failure to obtain certain regulatory approvals and such party is diligently working to obtain such approval.

The representations and warranties of Sellers contained in the Purchase Agreement have been made solely for the benefit of the Buyer. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to the Buyer in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement will be filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Reliance or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Reliance or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Reliance that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Tiptree has filed and may file with the Securities and Exchange Commission (“SEC”).

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Tiptree's current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the Transaction, the possibility that various closing conditions for the Transaction may not be satisfied or waived, the parties’ ability to consummate the Transaction on the contemplated timeline, and other factors which are set forth in Tiptree’s most recent Form 10-K filed with the SEC on March 3, 2025 and in all filings with the SEC made by Tiptree subsequent to the filing of that Form 10-K. Tiptree does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits:

Exhibit No.	Description
10.1	Purchase Agreement, dated as of October 31, 2025 (the “Purchase Agreement”) by and among Buyer, Sellers and Reliance.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiptree Inc.

Date:	October 31, 2025	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer